Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 15, 2004, for the year ended December 31, 2003 relating to the consolidated balance sheet of vFinance, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002.



/s/ Sherb & Co., LLP
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Sherb & Co., LLP
Certified Public Accountants

New York, New York
September 13, 2004